UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2004

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2004, Pegasystems Inc. (the "Company") filed a press release announcing the appointments of Douglas I. Kra as Vice President, Global Services, effective November 1, 2004, and of Michael J. Wallrich as Senior Vice President, Global Sales, effective November 15, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In connection with their appointments, the Company and Messrs. Kra and Wallrich executed offer letters specifying the details of their compensation. Mr. Kra’s offer letter provides for the employment of Mr. Kra on an "at-will" basis as Vice President, Global Services at an annual salary of $200,000. Mr. Kra is also eligible for an annual bonus of up to 40% of his base salary, subject to the funding provisions of the applicable bonus plan, and a signing bonus of $10,000, payable upon the completion of 12 months of employment. Mr. Kra was granted an option on November 1, 2004 to purchase 80,000 shares of the Company's common stock, at an exercise price equal to the fair market value of the stock on that date. The option will vest in equal quarterly installments over a five-year period, beginning on the grant date. In the event of Mr. Kra’s involuntary termination without cause from the Company, he will continue to receive his salary for six months following the date of his termination.

Mr. Wallrich’s offer letter provides for the employment of Mr. Wallrich on an "at-will" basis as Senior Vice President, Global Sales at annual salary of $250,000. Mr. Wallrich is also eligible for an annual bonus of up to $190,000, subject to the funding provisions of the applicable bonus plan. Mr. Wallrich was granted an option on November 15, 2004 to purchase 140,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the stock on that date. The option will vest in equal quarterly installments over a five-year period, beginning on the grant. The Company will reimburse Mr. Wallrich for relocation expenses in an amount not to exceed $50,000, and will provide him with a monthly reimbursement to defray the cost of local housing until June 2005. In the event of Mr. Wallrich’s involuntary termination without cause from the Company, he will continue to receive his salary for six months following the date of his termination, and he will be eligible for reimbursement of up to $50,000 for the costs of relocating back to his original state of residence.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

December 10, 2004	By:	Shawn S. Hoyt

Name: Shawn S. Hoyt
Title: Vice President, General Counsel and Clerk

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued December 10, 2004